UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

WAGEWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Park Place, 4th Floor San Mateo, California	94403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 577-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Accounting Firm

On October 31, 2018, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of WageWorks, Inc. (the “Company”, “we”, or “us”) determined to terminate the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately. KPMG has not previously issued an audit report or provided an audit opinion for the fiscal year ended December 31, 2017, including the restatement of certain financial statements for periods in the fiscal year ended December 31, 2016 as described below. The Company’s decision to change its independent registered public accounting firm was driven by a desire to accelerate the audit process.

As previously disclosed, the Audit Committee conducted an independent investigation of the Company’s accounting practices, financial statement reporting and internal control over financial reporting for fiscal 2016 and 2017. Among other matters, the investigation included a review of the accounting for a government contract during fiscal 2016 and associated issues with whether there was an open flow of information and appropriate tone at the top for an effective control environment. The Audit Committee engaged independent professionals to assist its investigation throughout the process, concluded its investigation in April 2018, concluded its follow-on procedures in June 2018 and, among its other findings, determined that no illegal acts occurred. As previously reported, in April 2018, the Board concluded that the Company’s financial statements for (i) the quarterly and year-to-date periods ended June 30 and September 30, 2016, (ii) the year ended December 31, 2016 and (iii) the quarterly and year-to-date periods ended March 31, June 30 and September 30, 2017 (collectively, the “Non-Reliance Periods”) should be restated and should no longer be relied upon. Further, the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting as of December 31, 2016, should also no longer be relied upon. The determination was made upon the recommendation of the Audit Committee, as a result of the investigation described above and after consultation with KPMG and the Company’s management team. Also in connection with the investigation KPMG notified the Company that (i) they could no longer rely on the representations of the Company’s former CEO, CFO, or general counsel, (ii) they disagreed with the prior accounting for revenue for the government contract referenced above, (iii) they disagreed with the methodology for determining the allowance for doubtful accounts, and (iv) that the scope of the fiscal 2016 and 2017 audits would need to be increased due to the impact of the misstatements identified and an inability to rely on the Company’s system of internal controls over financial reporting.

In August 2018, KPMG raised certain concerns, primarily relating to the Audit Committee’s lack of communication with respect to (i) allegations from April through May of 2018 made by former management’s counsel following the completion of the Audit Committee’s investigation (described above) that the Audit Committee, the Company’s corporate counsel, and the Company’s former COO were aware that information was withheld from the auditors during 2017, and (ii) the response to those allegations. Counsel to the Audit Committee reviewed such allegations at the time they were made and concluded that they were without merit. KPMG brought these concerns to the attention of our Lead Independent Director.

In August, KPMG recommended the following actions to the Company and the Board, including, among other matters:

•

Forming a special committee of independent directors, excluding any current Audit Committee members, to carry out an independent investigation which would review the initial Audit Committee investigation with full authority to take whatever follow-up measures it deems appropriate, with a view to providing an overall conclusion on all matters within the scope of the initial Audit Committee investigation, inclusive of the allegations made by counsel representing certain members of the Company’s former management from April through May 2018;

•	Having such special committee engage an independent law firm to carry out this investigation;

•

Having the investigation specifically address the knowledge and role of the Company’s current CEO and each of the audit committee members with regard to the matters that were the subject of the initial Audit Committee investigation, including the allegations made by counsel to certain members of the Company’s former management from April through May 2018. In addition, the Special Committee of independent directors was asked to consider the suitability of each of these individuals in their roles as CEO and audit committee members, respectively, based on the results of the investigation, and provide an affirmative conclusion in this regard as to whether or not each individual should be exonerated, as well as any other remedial actions deemed necessary by the Special Committee;

•

Having the investigation specifically address other instances of potential management override of controls, such as the impairment assessment of the Company’s KP connector internal use software, which were not identified in the initial Audit Committee investigation but have subsequently been raised in the performance of the 2016 re-audit and completion of the 2017 audit;

•	Replacing the current Chairman of the Audit Committee; and

•	Removing Joseph L. Jackson as Executive Chairman of the Company.

As previously reported, in response to the concerns raised by KPMG, the Board formed a Special Committee of directors independent from the Audit Committee, comprised of Messrs. Bevilacqua, Gramaglia and Harvey, with the assistance of independent counsel Sidley Austin LLP, to carry out an independent investigation and review the procedures, scope and findings of the Audit Committee’s investigation as well as the additional allegations noted herein with full authority to take whatever follow-up measures it deems appropriate. The Special Committee investigation is ongoing and there may be other actions taken based, at least in part, on information from the investigation and may ultimately result in the identification of additional issues. Also as previously reported, the Company’s former Executive Chairman resigned on September 6, 2018 and the Company appointed Stuart C. Harvey, Jr. to serve as Executive Chairman as of the same date.

Additionally, as previously reported, the Company expects to report material weaknesses in its internal control over financial reporting as of December 31, 2017 related to managing change and assessing risk in the areas of non-routine and complex transactions, tone at the top, and commitment to competencies in the areas of non-routine and complex transactions. As a result of the material weaknesses, the Board, upon recommendation of the Audit Committee, concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2017. Additional material weaknesses may be identified and the scope of financial items or periods required to be restated may be broadened.

Other than the disagreements and reportable events disclosed above, during the Company’s two most recent fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through October 31, 2018, there were no “disagreements” or “reportable events” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years. The Company has authorized KPMG to respond fully to the inquiries of its new independent auditors concerning the subject matter of these issues.

KPMG has advised the Company that, other than with respect to the accounting for the government contract referenced above and the resignation of Mr. Jackson as the Company’s Executive Chairman, the disagreements and reportable events disclosed above have not been resolved to their satisfaction as of the time the Audit Committee determined not to continue to engage KPMG.

The Company provided KPMG with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that KPMG furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether KPMG agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of KPMG’s letter to the SEC dated November 6, 2018 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On October 31, 2018, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm, effective immediately.

BDO will serve as the Company’s auditor with respect to the preparation of the Form 10-K for the year ended December 31, 2017, including the restatement of the Company’s financial statements for the quarterly and year-to-date periods ended March 31, June 30 and September 30, 2017. BDO will also serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Due to prior services provided to the Company by BDO in relation to the fiscal year ended December 31, 2016, BDO will not serve as the Company’s auditor with respect to the restatement of the Company’s financial statements for the quarterly and year-to-date periods ended June 30 and September 30, 2016 and the year ended December 31, 2016. The Audit Committee further approved the engagement of Macias, Gini & O’Connell LLP (“MGO”) on October 31, 2018 to serve as the Company’s auditor with respect to the restatement of the Company’s financial statements for these quarterly and year-to-date periods for the fiscal year ended December 31, 2016.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through October 31, 2018, neither we nor anyone on our behalf consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed (with the exception of receiving assistance in preparing the income tax provision for the fiscal years ended December 31, 2015 and 2016, as described below), or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by BDO to us that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

During the fiscal years ended December 31, 2015 and 2016 and during the first quarter of the fiscal year ended December 31, 2017, we engaged BDO to assist in the preparation of the income tax provision for the fiscal years ended December 31, 2015 and 2016 that were prepared by our qualified company personnel in accordance with ASC 740 Income Taxes and for which the Company prepared and recorded the journal entries.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through October 31, 2018, neither the Company, nor anyone on its behalf, consulted MGO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by MGO that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO and MGO with a copy of the disclosure it is making in response to Item 304(a) of Registration S-K and requested that BDO and MGO furnish the Company with letters addressed to the SEC, pursuant to Item 304(a)(2)(ii)(D) containing any new information, clarification of the Company’s expression of its view, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). BDO and MGO have informed the Company that no such letter is required.

Item 2.02	Results of Operations and Financial Condition.

The Company has not yet completed its final determination and review of its financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2017. Although the Company’s review is ongoing, to date, the Company has not identified any adjustments to its financial statements that would be expected to cause revenue for fiscal years 2016, 2017 and 2018 to differ materially from the Company’s previous guidance provided in its Form 8-K filed with the SEC on September 12, 2018. As disclosed in the September 12, 2018 Form 8-K, with respect to prior disclosure on full year 2017 operating results, the Company currently expects full year 2018 year-over-year revenue growth of 1% to 4% and adjusted EBITDA margin of 28% to 32%, excluding the impact of costs associated with the restatement efforts and any accounting adjustments. Full year 2018 revenue growth is expected to be driven by strong growth in the HSA product offering, partially offset by lower revenue from FSA and COBRA products.

In addition, as of September 30, 2018, the Company has approximately $1 billion in cash, cash equivalents and investments. Additionally, the Company has approximately $647 million of customer obligations and $245 million of long-term debt. The Company believes its cash position remains strong and has improved since its last reported financials as of September 30, 2017.

As previously announced, the Board concluded that certain financial statements for periods in 2016 and 2017 should be restated and should no longer be relied upon. The determination was made upon the recommendation of the Audit Committee of the Board, as a result of its independent investigation of the Company’s accounting practices, financial statement reporting and internal control over financial reporting for fiscal 2016 and 2017, and after consultation with the Company’s independent auditors and management team. As part of the restatement process, the Company is continuing to assess the adjustments to its financial statements.

Additionally, as previously reported, the Company expects to report material weaknesses in its internal control over financial reporting as of December 31, 2017 related to managing change and assessing risk in the areas of non-routine and complex transactions, tone at the top, and commitment to competencies in the areas of non-routine and complex transactions. As a result of the material weaknesses, the Board, upon recommendation of the Audit Committee, concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2017.

The Special Committee investigation is ongoing and there may be other actions taken based, at least in part, on information from the investigation and may ultimately result in the identification of additional issues, Also, additional material weaknesses may be identified and the scope of financial items or periods required to be restated may be broadened. The Company remains focused on completing the audits in an expeditious and comprehensive manner.

Cautionary Statement Concerning Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words “believes,” “expects,” “anticipates,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements include those related to the Company’s anticipated financial results for fiscal 2016, 2017 and 2018. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to: the risks and uncertainties that the Company’s review of the matters described above is ongoing and the amounts at issue and the periods to which they relate have not been definitively determined; the final amounts and adjustments may differ materially from the Company’s estimated amounts; additional adjustments may be identified, the impact of which may be material; the impact of the internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company; the impact of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and the associated costs in remediating those control deficiencies; the risk that the Company may not file its delinquent periodic reports prior to the time it would be delisted from the NYSE which would result in a material adverse effect on the Company; the reputational damage that the Company may suffer as a result of the matters discussed in this filing; and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description of Exhibits

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

Dated: November 6, 2018	By:	/s/ Ismail Dawood
	Name:	Ismail Dawood
	Title:	Chief Financial Officer